UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 28, 2008

DRAGON INTERNATIONAL GROUP CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	0-23485	98-0177646
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 201 Guangyuan Road, District C Investment Pioneering Park Jiangbei
Ningbo, China 315033
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2008, Dragon International Group Corp. (the “Company”) announced that Xuejun Chen today resigned from the board of directors.  There were no disagreements with the Company.  Mr. Chen decided to pursue other interests.

The Company also announced that, effective immediately, it has appointed Gongming Li, Yihua Zhang and Luming He to the board of directors.   All three directors are independent and shall serve on the Company’s Audit Committee, Compensation Committee and Nominating Committee.  The biographies of each director are listed below.

Gongming Li joined the Board of Directors as an Independent Director in September, 2008.  Mr. Li has led Ningbo Tianyuan CPA firm as the Senior Partner since September 2004, and has been a Director and Chief Accountant at the same firm since September 1999.  From 1992 to 1999, Mr. Li was the Director at Ningbo CPA firm of Tariff – Free Zone Branch and Jingdong Branch.  Mr. Li also worked as an accountant for the People’s Bank of China, Zhejiang Province Branch and Jingdong Branch.  Mr. Li received his Bachelor Degree in Economics from Renmin University in Beijing, China in 1983.

Yihua Zhang joined the Board of Directors as an Independent Director in September, 2008.  Mr. Zhang has served as Chairman of the Board for Ningbo Furui Investment Co., Ltd since 2006 and as a Director of the Board for Dahongying Packaging Material Co., Ltd since 1995.  Mr. Zhang has been a factory director and general manager of several manufacturing plants in the Ningbo area beginning in 1990.  Mr. Zhang received his Bachelor Degree in Mechanical Engineering & Automatic Control from Dalian University of Technology in 1983.

Luming He joined the Board of Directors as an Independent Director in September, 2008.  Mr. He is the General Manager of Zhongzhi (Ningbo) Feiyu Internet Technology Co., Ltd and Zhongzhi (Shanghai) Investment Co., Ltd.  Mr. He specializes in legal matters of financial investment planning and negotiation.  Mr. He holds a Bachelor Degree in Law from East China University of Political Science and Law, with a minor in Finance and Financial Investment.

The Registrant’s Board of Directors has determined that none of the new directors nor any of their immediate family members have had (and do not propose to have) a direct or indirect interest in any transaction in which the Registrant or any of the Registrant’s subsidiaries was (or is proposed to be) a participant, that would be required to be disclosed under Item 404(a) of SEC Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(a) – (d)	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2008	DRAGON INTERNATIONAL GROUP, CORP.

By: /s/ David Wu Name: David Wu Title: Chief Executive Officer